UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2014

HC2 HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

460 Herndon Parkway, Suite 150

Herndon, VA 20170

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (703) 456-4100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 21, 2014, HC2 Holdings, Inc. (“HC2”) issued a press release announcing the commencement of a tender offer for all of the outstanding shares of common stock of Schuff International, Inc. (“Schuff”) that it does not already own for $31.50 per share, net to the holder thereof in cash, without interest thereon and subject to any required tax withholding (the “Offer”). HC2 currently owns 70% of the outstanding shares of common stock of Schuff. The Offer is being made pursuant to an Offer to Purchase, dated August 21, 2014 (the “Offer to Purchase”). A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Offer will expire on September 19, 2014 at 5:00 PM, New York City time, unless the offer is extended. The Offer is subject to various conditions, including, among others: (i) the tender of at least a number of shares, which constitute at least a majority of the outstanding shares of Schuff, excluding shares owned by HC2 or any director or officer of Schuff (which condition is non-waivable); (ii) the tender of at least a number of shares, which, together with the shares then held HC2, constitute at least 90% of the outstanding shares of Schuff; and (iii) HC2 closing negotiated financing terms, if necessary, to purchase all of the shares that are tendered in the Offer. If the condition to receive 90% of the outstanding shares of Schuff is satisfied and the Offer is consummated, HC2 will (i) own at least 90% of the outstanding shares of Schuff and (ii) as soon as practicable after consummation of the Offer, effect a merger of Schuff with a subsidiary of HC2 without a meeting of Schuff’s stockholders in accordance with Delaware law, unless we are prevented from doing so by a court or other legal requirement.

Schuff’s board has not yet made any recommendation with respect to the Offer. Under Rule 14e-2 of the Securities Exchange Act of 1934, as amended, Schuff is required to disseminate its position with respect to the Offer no later than ten business days from the date the Offer is commenced.

The Depositary for the Offer is American Stock Transfer & Trust Company, LLC. The Information Agent for the Offer is Georgeson. The Offer documents, including the Offer to Purchase, may be obtained at no charge by directing a request by mail to 480 Washington Blvd., 26th Floor, Jersey City, NJ 07310 or by calling toll-free at (888) 505-9118.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release of the Company, dated August 21, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HC2 Holdings, Inc.
(Registrant)

Date: August 21, 2014	By:	/s/ Andrea L. Mancuso
	Name:	Andrea L. Mancuso
	Title:	Acting General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of the Company, dated August 21, 2014.